AVRUPA MINERALS LTD.

PROXY

FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS June 5, 2012

The undersigned, being a shareholder of ***Avrupa Minerals Ltd.*** (the "Corporation") hereby appoints, ***Paul W. Kuhn, Chief Executive Office and Director*** of the Corporation, or failing him, ***Mark T. Brown, Director*** of the Corporation, or instead of either of them, ______________________________ as proxyholder for and on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the ***annual general*** meeting of the shareholders of the Corporation to be held on ***June 5, 2012***, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof. The undersigned hereby directs the proxyholder to vote the securities of the Corporation recorded in the name of the undersigned as specified herein.

This proxy revokes and supersedes all proxies of earlier date

THIS PROXY MUST BE SIGNED & DATED.

DATED this   day of   , 2012.

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Signature of Shareholder

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Name of Shareholder (Please Print)

TO BE VALID, THIS PROXY MUST BE SIGNED AND RECEIVED by the Corporation's transfer agent, Equity Financial Trust Company
EQUITY FINANCIAL TRUST COMPANY,
200 UNIVERSITY AVENUE, SUITE 400,
TORONTO, ONTARIO, M5H 4H1, NOT LATER THAN ***5pm***
TORONTO TIME, ON THE ***Friday, June 1, 2012***

CHECK BOX

RESOLUTIONS	**VOTE FOR**	**WITHHOLD VOTE**	**VOTE AGAINST**
1. Election of the directors as nominated by Management	**N/A**	**N/A**	**N/A**
Paul W. Kuhn			**N/A**
Gregory E. McKelvey			**N/A**
Donald E. Ranta			**N/A**
Mark T. Brown			**N/A**
2. Re-Appointment of DeVisser Gray LLP, Chartered Accountants, as auditors of the Corporation for the ensuing year and authorizing the directors to fix their remuneration			**N/A**
3. Approval of the Corporation's New Stock Option Plan as set out in the accompanying Information Circular		**N/A**	
4. To transact such other business as may be properly put before the meeting		**N/A**	

If any amendments or variations to the matters referred to above or to any other matters identified in the notice of meeting are proposed at the meeting or any adjournment or adjournments thereof, or if any other matters which are not now known to management should properly come before the meeting or any adjournment or adjournments thereof, this proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person

NOTES:

1. THIS PROXY IS SOLICTED BY MANAGEMENT OF THE CORPORATION.
2. **The shares represented by this proxy will be voted. Where a choice is specified, the proxy will be voted as directed.** Where no choice is specified, this proxy will be voted in favour of the matters listed on the proxy. **The proxy confers discretionary authority on the above named person to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying the proxy or such other matters which may properly come before the Meeting.**
3. **Each shareholder has the right to appoint a person other than management designees specified above to represent them at the Meeting. Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.**
4. **Each shareholder must sign this proxy. Please date the proxy. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized.**
5. **If the proxy is not dated in the space provided, it is deemed to bear the date of its mailing to the shareholders of the Corporation.**
6. **If the shareholder appoints any of the persons designated above,** including persons other than Management Designees, **as proxy to attend and act at the said Meeting:**
   a. **the shares represented by the proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for;**
   b. **where the shareholder specifies a choice in the proxy with respect to any matter to be acted upon, the shares represented by the proxy shall be voted accordingly; and**
   c. IF NO CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS LISTED ABOVE, THE PROXY WILL BE VOTED FOR SUCH MATTERS.

You may also send your proxies via fax to: 416.595.9593 or vote your shares online via: www.voteproxyonline.com